Registration No. 333 -

              As filed with the Securities and Exchange Commission
                                on April 15, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                  NORTEK, INC.
               (Exact name of issuer as specified in its charter)

                    Delaware                    05-0314991
           (State or other jurisdiction of     (I.R.S. Employer
           incorporation or organization)      Identification No.)

                50 Kennedy Plaza, Providence, Rhode Island 02903
               (Address of Principal Executive Offices) (Zip Code)

                NORTEK, INC. 1998 EQUITY AND CASH INCENTIVE PLAN
                            (Full title of the plan)

                                          Copy to
     Richard L. Bready, Chairman          Kevin W. Donnelly, Esq.
     Nortek, Inc., 50 Kennedy Plaza       Nortek, Inc., 50 Kennedy Plaza
     Providence, Rhode Island 02903       Providence, Rhode Island 02903

                     (Name and address of agent for service)

                                 (401) 751-1600
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                                   Proposed
Title of                           Proposed        Maximum
Securities                         Maximum         Aggregate      Amount of
to be             Amount to be     Offering Price  Offering       Registration
Registered        Registered (1)   Per Share(2)    Price(2)       Fee

--------------------------------------------------------------------------------
Common Stock, Par
Value $1.00 Per     475,000        $25.09          $11,643,471    $3,237(2)
Share (1)
--------------------------------------------------------------------------------


(1) Persons eligible to receive awards under the Plan being registered hereunder (the "Plan") may receive shares of or may receive options to purchase shares of Special Common Stock, par value $1.00 per share, which are convertible into Common Stock. No more than 475,000 shares of Common Stock and Special Common Stock in the aggregate may be issued. There is also registered hereunder 475,000 attached Rights to purchase one one-hundredth of a share of Series A Participating Preference Stock of the Company.

(2) Outstanding options on the date hereof have a weighted average exercise price of $24.4616 and a maximum aggregate offering price of $10,682,380. The registration fee payable with respect to such options is $2,970. There are 38,300 shares available for grant under the Plan, at exercise prices still to be determined. For the purpose of determining the registration fee, the maximum per share and aggregate offering prices have been determined, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on April 9, 1999. The registration fee for the shares not yet subject to outstanding options is $267. The total registration fee payable in respect of the shares being registered hereunder is $3,237.


                            Exhibit Index on Page 7.


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                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Nortek, Inc. (the "Company") hereby incorporates the following documents by reference:

(a)  The Company's Annual Report on Form 10-K for the fiscal year ended December
     31,  1998  filed  with  the   Securities  and  Exchange   Commission   (the
     "Commission") on March 30, 1999.

(b) The Company's Current Reports on Form 8-K filed with the Commission on January 11, 1999, March 10, 1999 and April 8, 1999.

(c)  All other  reports  filed by the Company  with the  Commission  pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Company's Annual Report referred to above.

     The description of the Company's Common Stock contained in its registration statement on Form 8-A filed with the Commission on April 23, 1981 and the description of the Company's Special Common Stock contained in its registration statement on Form 8-A filed with the Commission on November 25, 1986.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

     The validity of the shares of Common Stock (and the attached Rights) and Special Common Stock offered hereby is being passed upon by Kevin W. Donnelly, Vice President, General Counsel and Secretary of the Company. Mr. Donnelly owns 21,007 shares of Common Stock (including 13,914 shares subject to exercisable options) and 10 shares of Special Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action

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or suit if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation provides that its directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Company's By-Laws further provide that Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     The directors and officers of the Company are covered under directors' and officers' liability insurance policies maintained by the Company.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

     Exhibits marked with an asterisk are filed herewith. The remainder of the exhibits have heretofore been filed with the Commission and are incorporated herein by reference:

Exhibit Number

4.1 Nortek, Inc. 1998 Equity and Cash Incentive Plan (Exhibit 10.1 to Form 10-Q filed August 18, 1998, File No. 1-6112).

4.2 Indenture dated as of February 14, 1994 between the Company and State Street Bank and Trust Company, as Trustee, relating to the 9 7/8% Senior Subordinated Notes due March 1, 2004 (Exhibit 4.5 to Form 10-K filed March 25, 1994, File No. 1-6112).

4.3 Indenture dated as of March 17, 1997 between the Company and State Street Bank and Trust Company, as Trustee relating to the 9.25% Series A and
     Series B Senior Notes due March 15, 2007 (Exhibit 4.2 to Registration Statement No. 333-25505 filed April 18, 1997).

4.4 Indenture dated as of August 26, 1997 between the Company and State Street Bank and Trust Company, as Trustee relating to the 9.125% Series A and B Senior Notes due September 1,2007. (Exhibit 4.1 to Registration Statement No. 333-36711 filed September 30, 1997).

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4.5  Indenture  dated as of July 31, 1998  between the Company and State  Street
     Bank and Trust Company, as Trustee relating to the 8.875% Series A and B Senior Notes due August 1, 2008 (Exhibit 4.1 to Registration Statement No. 333-64731 filed September 30, 1998).

4.6 Second Amended and Restated Rights Agreement dated as of April 1, 1996 between the Company and State Street Bank and Trust Company, as Rights Agent (Exhibit 1 to Form 8-K filed April 2, 1996).

*5.   Opinion of Kevin W. Donnelly, Esq..

*23.1 Consent of Kevin W. Donnelly, Esq. (contained in Exhibit 5).

*23.2 Consent of Arthur Andersen LLP.

24. Power of Attorney (see page 9 of the Registration Statement).

*99.1 Form of Stock Option Certificate.

Item 9. Undertakings

(a) The Company hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

     (i)  to include any prospectus required by Section 10(a)(3) of the Act,

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement,

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) that, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, Rhode Island on this 15th day of April, 1999.

                                  NORTEK, INC.


                                   By: /s/ Richard L. Bready
                                       Richard L. Bready
                                       Chairman of the Board

     We, the undersigned officers and directors of the Company, hereby severally constitute and appoint Richard L. Bready, Richard J. Harris and Kevin W. Donnelly, and each of them singly, our true and lawful attorneys or attorney to execute in our names, in the capacities indicated below, any and all amendments to this registration statement on Form S-8, and all instruments necessary or incidental in connection therewith, and to file the same with the Commission. Each of said attorneys shall have power to act hereunder with or without any other of said attorneys, and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

     Pursuant to the requirements of the Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

      Name                         Title                          Date

/s/ Richard L. Bready       Chairman of the Board of         April 15, 1999
------------------------
Richard L. Bready           Directors and President
                              (Principal Executive
                                    Officer)

/s/Richard J. Harris        Vice President and               April 15, 1999
------------------------
Richard J. Harris           Treasurer (Principal
                             Financial Officer) and
                            Director

/s/ Almon C. Hall           Vice President and               April 15, 1999
------------------------
Almon C. Hall               Controller (Principal
                               Accounting Officer)

/s/ Phillip L. Cohen        Director                         April 14, 1999
------------------------
Phillip L. Cohen

/s/ William I. Kelly        Director                         April 14, 1999
------------------------
William I. Kelly

/s/ J. Peter Lyons          Director                         April 15, 1999
------------------------
J. Peter Lyons

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                                       EXHIBIT INDEX

     Exhibits marked with an asterisk are filed herewith. The remainder of the exhibits have heretofore been filed with the Commission and are incorporated herein by reference:

Exhibit Number

4.1 Nortek, Inc. 1998 Equity and Cash Incentive Plan (Exhibit 10.1 to Form 10-Q filed August 18, 1998, File No. 1-6112).

4.2 Indenture dated as of February 14, 1994 between the Company and State Street Bank and Trust Company, as Trustee, relating to the 9 7/8% Senior Subordinated Notes due 2004 (Exhibit 4.5 to Form 10-K filed March 25, 1994, File No. 1-6112).

4.3 Indenture dated as of March 17, 1997 between the Company and State Street Bank and Trust Company, as Trustee relating to the 9.25% Series A and
     Series B Senior Notes due March 15, 2007 (Exhibit 4.2 to Registration Statement No. 333-25505 filed April 18, 1997).

4.4 Indenture dated as of August 26, 1997 between the Company and State Street Bank and Trust Company, as Trustee relating to the 9.125% Series A and B Senior Notes due September 1, 2007. (Exhibit 4.1 to Registration Statement No. 333-36711 filed September 30, 1997).

4.5 Indenture dated as of July 31, 1998 between the Company and State Street Bank and Trust Company, as Trustee relating to the 8.875% Series A and B Senior Notes due August 1, 2008 (Exhibit 4.1 to Registration Statement No. 333-64731 filed September 30, 1998).

4.6 Second Amended and Restated Rights Agreement dated as of April 1, 1996 between the Company and State Street Bank and Trust Company, as Rights Agent (Exhibit 1 to Form 8-K filed April 2, 1996).

*5   Opinion of Kevin W. Donnelly, Esq.

*23.1 Consent of Kevin W. Donnelly, Esq. (contained in Exhibit 5).

*23.2 Consent of Arthur Andersen LLP.

24    Power of Attorney (see page 9 of the Registration Statement).

*99.1  Form of Stock Option Certificate.

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